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                                                                    Exhibit 23.2

                        [Letterhead of Wolf & Co., P.C.]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated November 9, 1998, except for Note 15 as to which the date is March 15, 1999, on the consolidated balance sheets of Westborough Savings Bank and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of income, changes in surplus and cash flows for each of the years in the three-year period ended September 30, 1998, and to the use of our name and the statements with respect to us, as appearing under the headings "Experts" and "Legal and Tax Opinions" in the Prospectus. The above-mentioned reports are included in the Registration Statement on Form SB-2 filed by Westborough Financial Services, Inc. (Registration No. 333-80075) and incorporated herein.

/s/ Wolf & Company, P.C.
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Wolf & Company, P.C.

Boston, Massachusetts
November 12, 1999